American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
Distribution Date of January 15, 2002 for the Collection Period of December 1, 2001 through December 31, 2001

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Month
Aggregate Net Investment Value		1,120,538,426.95
Number of Current Contracts		80,043
Weighted Average Lease Rate (Discounted)		9.04%
Weighted Average Lease Rate		6.43%
Weighted Average Remaining Term		4.54

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		180,494,650.87
Net Investment Income Retained		-
Deposit Amount		598,448.20
Withdrawal Amount		-
Excess Reserve Amount Released		-
Ending Balance		181,093,099.07
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		261,316.64
Cumulative Withdrawal Amount		10,553,365.12

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Collection Period	127
Discounted Principal Balance		1,781,348.09
Net Liquidation Proceeds for the Collection Period		(1,126,425.06)
Recoveries - Previously Charged-off Contracts		341,340.89
Aggregate Credit Losses for the Collection Period		313,582.14

Repossessions for the Collection Period		81
Cumulative Credit Losses for all Periods		11,670,337.41

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		0.24%
First Preceding Collection Period		0.20%
Current Collection Period		0.32%
Test (i) (Charge-off Rate Test)
Three Month Average		0.25%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			1.62%	1,300	1.58%	17,728,848.24
61-90 Days Delinquent			0.31%	245	0.30%	3,317,626.57
Over 90 Days Delinquent			0.24%	194	0.23%	2,569,418.07
Total Delinquencies				1,739		23,615,892.88

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.39%
First Preceding Collection Period						0.44%
Current Collection Period						0.55%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.46%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold				3756		54,726,712.08
Net Liquidation Proceeds						(42,496,114.81)
Net Residual Value (Gain) Loss						12,230,597.27
Cumulative Residual Value (Gain) Loss all periods						36,735,439.39

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	2235	3503	63.80%	13,519.57		14,981.03
First Preceding Collection Period	2656	4596	57.79%	12,693.98		14,728.53
Current Collection Period	3756	4184	89.77%	11,314.19		14,570.48
Three Month Average				12,509.25		14,760.01
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						84.75%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				89.77%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				84.75%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Collection Period						1,037,500.36
Servicer's Fee Paid						1,037,500.36
Current Cumulative Servicer's Fee Shortfall						-

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						1,105,636.53
Net Advance/(Recovery) This Period						444,653.97
Nonrecoverable Prior Advances						(302,987.20)
Current Outstanding Servicer Advances						1,247,303.30
Payahead Account
Prior Outstanding Payahead Balance						4,072,393.09
Net Allocation/(Collections) of Advanced Payments This Period						645,959.30
Current Outstanding Payahead Balance						3,426,433.79

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	7,059,760.87	7,045,641.35	-	-	-	-	-
Interest Related To Prepayments in Full	15,116.91	15,086.68	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-	-	-	-
Interest Related to Reallocation Payments	43,260.09	43,173.57	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	341,340.89	340,658.21	-	-	-	-	-
Available Interest	7,459,478.76	7,444,559.80	-	-	-	-	-
Principal
Scheduled Principal Collections	15,823,202.41	15,791,556.01	-	-	-	-	-
Prepayments In Full	11,317,002.26	11,294,368.26	-	-	-	-	-
Full Term and Over Term Payoffs	37,143,824.76	37,069,537.11	-	-	-	-	-
Reallocation Payment	3,669,914.70	3,662,574.87	-	-	-	-	-
Net Liquidation Proceeds	43,622,539.87	43,535,294.79	-	-	-	-	-
Available Principal	111,576,484.00	111,353,331.03	-	-	-	-	-
Withdrawal from Reserve Fund	-	-
Total of Sources for Distribution	119,035,962.76

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	12,843.96	-	-	-	-	-	-
Capped Trustee Fees	-	-	-	-	-	-	-
Class A Interest	5,065,436.24	5,065,436.24	-	-	-	593,311.24	4,472,125.00
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	365,750.00	365,750.00	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	379,500.00	379,500.00	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	1,037,500.36	1,035,425.36	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-	-	-	-
Reserve Fund Deposit	598,448.20	598,448.20	-	-	-	-	-
Certificate Interest	-	-	-	-	-	-	-
Certificate Interest Carryover Shortfall	-	-	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	7,459,478.76	7,444,559.80	-	-	-	593,311.24	4,472,125.00

Principal
Transferor Principal	223,152.97	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	110,383,486.87	110,383,486.87	-	-	-	110,383,486.87	-
Principal Distribution to A-5, B and C Notes	969,844.16	969,844.16	-	-	-	-	833,508.24
Principal Distribution to Certificates	(0.00)	(0.00)	-	-	-	-	-
Class A Covered Loss Amount	-	-	-	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	111,576,484.00	111,353,331.03	-	-	-	110,383,486.87	833,508.24

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	2,075,152.92	-	-	-	-	-
Current Period Increase (Decrease)	-	1,122,247.06	-	-	-	-	-
Ending Balance	-	3,197,399.98	-	-	-	-	-
Note/Certificate Principal Loss Amount	-	-	-	-	-	-	-
Beginning Balance	18,432,925.04	18,345,228.37	-	-	-	-	-
Current Period Increase (Decrease)	12,991,509.62	12,965,234.32	-	-	-	-	-
Ending Balance	31,424,434.66	31,310,462.69	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	7,459,478.76	7,444,559.80	-	-	-	593,311.24	4,472,125.00
Principal Distributions	111,576,484.00	111,353,331.03	-	-	-	110,383,486.87	833,508.24
Total Distributions	119,035,962.76	118,797,890.83	-	-	-	110,976,798.11	5,305,633.24

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance	-	3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV	-	99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage	-	-	12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor	-	-	1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate	-	0.00%	5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)	1,245,000,430.91
Note/Certificate Balance		1,242,481,735.60	-	-	-	110,383,486.87	807,000,000.00
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	8.87%	64.82%
Class Allocation Percentage			0.00%	0.00%	0.00%	12.03%	87.97%
Note/Certificate Factor	-		-	-	-	0.11	1.00
Servicer Advance	1,105,636.53
Servicer Payahead	4,072,393.09
Number of Contracts	87,777.00
Weighted Average Lease Rate	6.39%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	5.10
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			30	30	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)	1,120,538,426.95
Note/Certificate Balance		1,118,268,655.31	-	-	-	-	806,166,491.76
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	71.94%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor			-	-	-	-	1.00
Servicer Advance	1,247,303.30
Servicer Payahead	3,426,433.79
Number of Contracts	80,043
Weighted Average Lease Rate	6.43%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	4.54
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			31	31	30	30	30

	Class B	Class C	Certificate	Transferor Interest
Collections:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	14,119.52
Interest Related To Prepayments in Full	-	-	-	30.23
Interest Related To Full Term and Over Term Payoffs	-	-	-	-
Interest Related to Reallocation Payments	-	-	-	86.52
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	682.68
Available Interest	-	-	-	14,918.96
Principal
Scheduled Principal Collections	-	-	-	31,646.40
Prepayments In Full	-	-	-	22,634.00
Full Term and Over Term Payoffs	-	-	-	74,287.65
Reallocation Payment	-	-	-	7,339.83
Net Liquidation Proceeds	-	-	-	87,245.08
Available Principal	-	-	-	223,152.97
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	12,843.96
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	365,750.00	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	379,500.00	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	2,075.00
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	-	-
Certificate Interest Carryover Shortfall	-	-	-	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	365,750.00	379,500.00	-	14,918.96

Principal
Transferor Principal	-	-	-	223,152.97
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	68,167.96	68,167.96	-	-
Principal Distribution to Certificates	-	-	(0.00)	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	68,167.96	68,167.96	(0.00)	223,152.97

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	2,075,152.92
Current Period Increase (Decrease)	-	-	1,122,247.06
Ending Balance	-	-	3,197,399.98
Note/Certificate Principal Loss Amount
Beginning Balance	-	-	18,345,228.37	87,696.67
Current Period Increase (Decrease)	-	-	12,965,234.32	26,275.30
Ending Balance	-	-	31,310,462.69	113,971.97

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	365,750.00	379,500.00	-	14,918.96
Principal Distributions	68,167.96	68,167.96	(0.00)	223,152.97
Total Distributions	433,917.96	447,667.96	(0.00)	238,071.93

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	66,000,000.00	66,000,000.00	193,098,248.73	2,518,695.31
Percent of ANIV	5.30%	5.30%	15.51%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	0.90
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	65,931,832.04	65,931,832.04	180,238,499.47	2,269,771.64
Percent of ANIV	5.88%	5.88%	16.08%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%	0.00%
Note/Certificate Factor	1.00	1.00	0.84
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John Weisickle
John Weisickle, Vice President

Last Updated on 01/10/2002
By American Honda Finance Company